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Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2003

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15169 (Commission File Number)	74-2853258 (IRS Employer Identification No.)

7600B North Capital of Texas Highway, Suite 340, Austin, TX (Address of Principal Executive Offices)		78731 (Zip Code)

Registrant's telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On September 3, 2002, Perficient, Inc. (the "Company") received notice from NASDAQ that the Company's common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq SmallCap Market and the Company was provided a period of time to regain compliance with Marketplace Rule 4310(c)(4) (the "Rule"). Since that initial notification, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. As a result, on January 17, 2003, the Company received notice from NASDAQ that it has regained compliance with the Rule.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Date: January 17, 2003	By:	/s/ JOHN T. MCDONALD John T. McDonald Chief Executive Officer

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  ITEM 5. OTHER EVENTS
SIGNATURES